Plexus Announces Fiscal Second Quarter 2015 Financial Results

•	Fiscal second quarter revenue of $651 million

•	Diluted EPS of $0.69

•	Initiates Q3 fiscal 2015 revenue guidance of $670 - $700 million with diluted EPS of $0.71 to $0.79

NEENAH, WI - April 22, 2015 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal second quarter ended April 4, 2015.

	Three Months Ended
	April 4, 2015	April 4, 2015	July 4, 2015
Summary GAAP Items	Q2F15 Results	Q2F15 Guidance	Q3F15 Guidance

Revenue ($ in millions)	$651	$630 to $660	$670 to $700
Operating margin	4.5%	4.4% to 4.7%	4.5% to 4.8%
Diluted EPS	$0.69*	$0.64 to $0.72*	$0.71 to $0.79**

Summary Non-GAAP Items
Return on invested capital (ROIC)	14.5%
Economic Return	3.5%

*Includes $0.10 per share of stock-based compensation expense **Includes $0.10 per share of stock-based compensation expense but excludes any unanticipated special items

Additional Q2 Fiscal 2015 Information

•	Won 25 programs during the quarter representing approximately $209 million in annualized revenue when fully ramped into production

•	Trailing four quarter wins total approximately $852 million in annualized revenue

•	Purchased $7.7 million of our shares at an average price of $40.05 per share

Dean Foate, Chairman, President and CEO, commented, “Our fiscal second quarter revenue was above the midpoint of our guidance and up approximately 17% from the comparable quarter last year. While we guided sequential contraction in our Networking/Communications and Healthcare/Life Sciences sectors, both outperformed our expectations due to better than anticipated end-market demand. Our fiscal third quarter 2015 revenue guidance of $670 to $700 million suggests a 5% sequential increase at the midpoint of the range. We are guiding diluted EPS in the range of $0.71 to $0.79, reflecting a 9% sequential improvement at the midpoint."

Patrick Jermain, Senior Vice President and CFO, commented, “Our earnings performance for the fiscal second quarter was consistent with our expectations. Fiscal second quarter cash cycle was 59 days, a significant improvement of 13 days compared to the fiscal first quarter. The improved cash cycle performance contributed to $124 million in free cash flow during the quarter.”

Quarterly Comparison	Three Months Ended
	April 4, 2015	January 3, 2015	March 29, 2014
($ in thousands, except per share data)	Q2F15	Q1F15	Q2F14

Revenue	$651,285	$664,690	$557,616
Gross profit	$59,777	$61,414	$52,835
Operating profit	$29,452	$28,783	$19,000
Net income	$23,594	$23,079	$18,516
Diluted EPS	$0.69	$0.67	$0.53
Adjusted net income*	$23,594	$24,770	$20,831
Adjusted diluted EPS*	$0.69	$0.72	$0.60

Gross margin	9.2%	9.2%	9.5%
Operating margin	4.5%	4.3%	3.4%
Adjusted operating margin*	4.5%	4.6%	4.5%
ROIC*	14.5%	14.4%	14.1%
Economic Return*	3.5%	3.4%	3.1%

*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to comparable GAAP measures
Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached non-GAAP supplemental data.

Market Sector Breakout
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. The Company measures operational performance and allocates resources on a geographic segment basis. Please refer to the attached supplemental information for a breakout of revenue by reportable geographic segments.

Market Sector ($ in millions)	Three Months Ended
	April 4, 2015		January 3, 2015		March 29, 2014
	Q2F15		Q1F15		Q2F14
Networking/Communications	$210	32%	$234	35%	$162	29%
Healthcare/Life Sciences	191	29%	196	30%	167	30%
Industrial/Commercial	160	25%	148	22%	145	26%
Defense/Security/Aerospace	90	14%	87	13%	84	15%
Total revenue	$651		$665		$558

Fiscal Q2 Supplemental Information
Fiscal second quarter cash cycle was 59 days. The company delivered $131 million in cash from operations and used $7 million for capital investment during the quarter, resulting in positive free cash flow of $124 million. Top 10 customers comprised 55% of revenue during the quarter, down three percentage points from the previous quarter.

Cash Conversion Cycle	Three Months Ended
	April 4, 2015	January 3, 2015	March 29, 2014
	Q2F15	Q1F15	Q2F14
Days in accounts receivable	48	52	49
Days in inventory	86	82	84
Days in accounts payable	63	53	63
Days in cash deposits	12	9	8
Annualized cash cycle*	59	72	62
*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits

Conference Call and Webcast Information

What:	Plexus Fiscal Second Quarter 2015 Earnings Conference Call and Webcast
When:	Thursday, April 23 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, www.plexus.com or directly at http://edge.media-server.com/m/p/w9b3pqhb/lan/en

Conference Call: +1.888.771.4371 with passcode: 39170464

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 39170464

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Plexus (www.plexus.com) delivers optimized Product Realization solutions through a unique Product Realization Value Stream service model. This customer-focused services model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining services to deliver comprehensive end-to-end solutions for customers in the America, European and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Award-winning customer service is provided to over 140 branded product companies in the Networking/Communications, Healthcare/Life Sciences, Industrial/Commercial and Defense/Security/Aerospace market sectors.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the poor visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities, such as our new facility in Guadalajara, Mexico; possible unexpected costs and operating disruption in transitioning programs; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; the adequacy of restructuring and similar charges as compared to actual expenses; our ability to manage successfully a complex business model characterized by high customer and product mix, low volumes and demanding quality, regulatory, and other requirements; increasing regulatory and compliance requirements; the potential effects of regional results on our taxes and ability to use deferred tax assets; risks related to information technology systems and data security; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the potential effect of world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; and other risks detailed in our Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2014 Form 10-K).

PLEXUS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	April 4,	March 29,	April 4,	March 29,
	2015	2014	2015	2014
Net sales	$651,285	$557,616	$1,315,975	$1,091,521
Cost of sales	591,508	504,781	1,194,784	987,184

Gross profit	59,777	52,835	121,191	104,337

Operating expenses:
Selling and administrative expenses	30,325	27,790	61,266	53,926
Restructuring costs	—	6,045	1,691	9,650
Operating profit	29,452	19,000	58,234	40,761

Other income (expense):
Interest expense	(3,383)	(3,082)	(7,160)	(5,896)
Interest income	788	683	1,686	1,322
Miscellaneous	(60)	671	78	911

Income before income taxes	26,797	17,272	52,838	37,098

Income tax expense (benefit)	3,203	(1,244)	6,165	919

Net income	$23,594	$18,516	$46,673	$36,179

Earnings per share:
Basic	$0.70	$0.55	$1.39	$1.07
Diluted	$0.69	$0.53	$1.36	$1.04

Weighted average shares outstanding:
Basic	33,606	33,868	33,604	33,799
Diluted	34,342	34,703	34,391	34,698

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	April 4,	January 3,	March 29,
	2015	2015	2014
Operating profit, as reported	$29,452	$28,783	$19,000
Operating margin, as reported	4.5%	4.3%	3.4%

Non-GAAP adjustments:
Restructuring costs*	—	1,691	6,045

Operating profit, as adjusted	$29,452	$30,474	$25,045
Operating margin, as adjusted	4.5%	4.6%	4.5%

Net income, as reported	$23,594	$23,079	$18,516

Non-GAAP adjustments:
Restructuring costs*	—	1,691	6,045
Discrete tax benefit, net	—	—	(3,730)

Net income, as adjusted	$23,594	$24,770	$20,831

Diluted earnings per share, as reported	$0.69	$0.67	$0.53

Non-GAAP adjustments:
Restructuring costs	—	0.05	0.18
Discrete tax benefit, net	—	—	(0.11)

Diluted earnings per share, as adjusted	$0.69	$0.72	$0.60

*Summary of restructuring costs
Severance costs	$—	$144	$2,245
Fixed asset impairment	—	—	3,160
Other exit costs	—	1,547	640
Total restructuring costs	$—	$1,691	$6,045

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Six Months Ended		Three Months Ended		Six Months Ended
	April 4,		January 3,		March 29,
	2015		2015		2014
Operating profit		$58,234		$28,783		$40,761
Restructuring costs		1,691		1,691		9,650
Adjusted operating profit		$59,925		$30,474		$50,411
	x	2	x	4	x	2
Annualized operating profit		$119,850		$121,896		$100,822
Tax rate	x	10%	x	10%	x	9%
Tax impact		11,985		12,190		9,074
Operating profit (tax effected)		$107,865		$109,706		$91,748

Average invested capital	÷	$745,441	÷	$759,676	÷	$650,061

ROIC		14.5%		14.4%		14.1%
Weighted average cost of capital		11.0%		11.0%		11.0%
Economic Return		3.5%		3.4%		3.1%

Average Invested Capital Calculations
	April 4,	January 3,	September 27,
	2015	2015	2014
Equity	$808,468	$792,298	$781,133
Plus:
Debt - current	4,774	4,793	4,368
Debt - non-current	260,025	260,990	262,046
Less:
Cash and cash equivalents	(356,296)	(239,685)	(346,591)
	$716,971	$818,396	$700,956

Second quarter fiscal 2015 average invested capital (April 4, 2015, January 3, 2015 and September 27, 2014) was $745,441. First quarter fiscal 2015 average invested capital (January 3, 2015 and September 27, 2014) was $759,676.

	March 29,	December 28,	September 28,
	2014	2013	2013
Equity	$736,493	$722,021	$699,301
Plus:
Debt - current	3,901	3,796	3,574
Debt - non-current	256,090	256,949	257,773
Less:
Cash and cash equivalents	(323,695)	(324,156)	(341,865)
	$672,789	$658,610	$618,783

Second quarter fiscal 2014 average invested capital (March 29, 2014, December 28, 2013, and September 28, 2013) was $650,061.

Free Cash Flow Calculation
The Company defines free cash flow as cash flows provided by (or used in) operations less capital expenditures. For the three months ended April 4, 2015, cash flow provided by operations was approximately $131 million and capital expenditures were approximately $7 million, resulting in positive free cash flow of approximately $124 million.

PLEXUS
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	April 4,	September 27,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$356,296	$346,591
Accounts receivable	342,163	324,072
Inventories	557,040	525,970
Deferred income tax	6,411	6,449
Prepaid expenses and other	26,929	27,757

Total current assets	1,288,839	1,230,839

Property, plant and equipment, net	323,722	334,926
Deferred income tax	3,506	3,675
Other	40,082	39,586

Total assets	$1,656,149	$1,609,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,774	$4,368
Accounts payable	407,428	396,363
Customer deposits	75,830	56,155
Deferred income tax	560	647
Accrued liabilities:
Salaries and wages	39,736	52,043
Other	40,096	37,739

Total current liabilities	568,424	547,315

Long-term debt and capital lease obligations, net of current portion	260,025	262,046
Deferred income tax	5,190	5,191
Other liabilities	14,042	13,341

Total non-current liabilities	279,257	280,578

Shareholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 200,000 shares authorized,
50,284 and 49,962 shares issued, respectively,
and 33,595 and 33,653 shares outstanding, respectively	503	500
Additional paid-in-capital	483,960	475,634
Common stock held in treasury, at cost, 16,689 and 16,309 shares, respectively	(494,950)	(479,968)
Retained earnings	813,058	766,385
Accumulated other comprehensive income	5,897	18,582

Total shareholders’ equity	808,468	781,133

Total liabilities and shareholders’ equity	$1,656,149	$1,609,026

PLEXUS
REVENUE BY REPORTABLE GEOGRAPHIC SEGMENTS
(in thousands)
(unaudited)

	Three Months Ended
	April 4, 2015		January 3, 2015		March 29, 2014
	Q2F15		Q1F15		Q2F14
Americas	$328,753	50%	$335,262	51%	$279,271	50%
Asia-Pacific	319,156	49%	333,377	50%	265,582	48%
Europe, Middle East, and Africa	35,773	6%	28,079	4%	32,240	6%
Elimination of inter-segment sales	(32,397)	(5)%	(32,028)	(5)%	(19,477)	(4)%
Total revenue	$651,285		$664,690		$557,616